Exhibit 99.1

October 20, 2014 10:30 AM EST

Ocean Bio-Chem, Inc.,

To Donate Performacide® to Countries Facing Ebola Virus

 FORT LAUDERDALE, FL--(PR Newswire – October 20, 2014) – Ocean Bio-Chem, Inc. (NASDAQ:OBCI), announced today that OdorStar Technology, LLC, a wholly-owned subsidiary of Ocean Bio-Chem, Inc., is working with two organizations, Friends of Liberia, a non-profit NGO (non-governmental organization), and the Sierra Leone embassy in Washington D.C. to send donations of its Performacide® chlorine dioxide (ClO2) disinfectant and virucide.

Recently, the Centers for Disease Control and Prevention (CDC) issued interim guidance for environmental infection control for first-responders and hospitals dealing with the Ebola virus (see link below). The CDC’s guidance includes use of a U.S. Environmental Protection Agency (EPA) registered hospital disinfectant with a label claim on non-enveloped viruses* (such as Norovirus*, Rotavirus*, Adenovirus* and Poliovirus*) for surfaces in rooms of patients with suspected or confirmed Ebola virus infection. The EPA has accepted labeling for Performacide® for use in hospitals as a virucide* against non-enveloped viruses referred to above and as a broad-spectrum disinfectant.

Because Performacide® uses the Company’s patented chlorine dioxide generating dry pouch, it can be transported easily and activated on site by simply adding water. A 5 gram pouch can create a 1 gallon activated solution that can be sprayed as a disinfectant and virucide on hard, non-porous surfaces.

OdorStar Technology, LLC President and CEO Peter Dornau stated, “Performacide® is perfectly suited for use in outlying areas to help control viruses as well as to sanitize and disinfect. The product is extremely simple to use; you just drop the pouch into water. Unlike traditional ClO2 generating systems that require skilled training and a facility with electricity to operate, Performacide® pouches are very easy to use. They require no electricity, there are no large, complex machines to operate and they work perfectly with local water supplies. Our Performacide® product is ideal for use by first-responders, healthcare and hospital workers.”

Mr. Dornau concluded, “We are very pleased to be able to partner with various aid organizations that will distribute these much needed Performacide® disinfecting kits to areas where they are needed most, such as in treatment centers, clinics, and hospitals.”

CDC link “Interim Guidance for Environmental Infection Control in Hospitals for Ebola Virus – August 1, 2014”:

http://www.cdc.gov/vhf/ebola/hcp/environmental-infection-control-in-hospitals.html

The Company will highlight Performacide® at the International Sanitary Supply Association (ISSA)/Interclean trade show in Orlando, Florida, which is to be held November 5-7, 2014.”

About Ocean-Bio-Chem, Inc.:

Ocean Bio-Chem, Inc. through its subsidiaries is principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automobiles, power sports, outdoor power equipment and motorcycle markets under the Star brite®, Star Tron®, Performacide® and other trademarks within the United States of America and Canada. In addition, the Company produces private label formulations of many of its products for various customers and provides custom blending and packaging services for these and other products. It manufactures its products in a 300,000 sq. ft. facility in Montgomery, Alabama, from which they are distributed across the globe.

The Company's websites include:

www.oceanbiochem.com, www.starbrite.com, www.startron.com and www.odorstar.com

 Forward-looking Statements:

Certain statements contained in this press release including without limitation expectations as to future operating results, constitute forward-looking statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as "believe," "may," "will," "expect," "anticipate," "intend," "could" including the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect these results include, but are not limited to, the highly competitive nature of our industry and the market for disinfectants, reliance on certain key customers, changes in consumer demand for marine, recreational vehicle and automotive products, advertising and promotional efforts, and changes in interest rates and in foreign exchange rates.

Contacts:

Peter Dornau
President; CEO
pdornau@starbrite.com
954-587-6280

Jeff Barocas
Vice President; CFO
Jbarocas@starbrite.com
954-587-6280

Paul Knopick
E & E Communications
pknopick@eandecommunications.com
940-262-3584